Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Live Oak Acquisition Corp. V (the “Company”) for the quarterly period ended September 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Adam Fishman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company of and for the period covered by the Report.

Dated: November 12, 2025

/s/ Adam Fishman
Adam Fishman
Chief Financial Officer
(Principal Financial and Accounting Officer)